EXHIBIT 10.32

THIS SUBORDINATED SECURITY AGREEMENT IS SUBJECT TO THE SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG NEXSAN CORPORATION, COMERICA BANK AND FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE LENDER HEREOF, BY ACQUIRING THE NOTE, AGREES THE NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS; OR (C) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

NEXSAN CORPORATION

12% Secured Note

US$3,600,000	September 21, 2009	New York, New York

FOR VALUE RECEIVED, the undersigned, NEXSAN CORPORATION, a Delaware corporation (together with its successors and assigns, the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY, to the order of FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.), a public legal person duly constituted under the Act to establish the Fonds de solidarite des travailleurs du Quebec (F.T.Q.) (together with its successors and assigns, the “Lender”), the amount of three million six hundred thousand Dollars (US$3,6000,000) together with interest on the unpaid principal balance hereof outstanding from time to time from the date hereof until payment in full hereof at the rates and on the dates determined in accordance with this 12% Secured Note (the “Note”).

ARTICLE 1
DEFINITIONS

SECTION 1.1                                             Interpretation

As used herein, the following terms have the following respective meanings:

“Affiliate” means with respect to any specified Person, any other Person who or which, directly or indirectly, Controls, is Controlled by, or is under common Control with such specified Persons.

“Applicable Legislation” means all applicable federal, state, provincial, municipal or regional laws, statutes, rules, regulations, by-laws, orders, judgments, decisions, policies, directives, standards, requirements, injunctions, awards or decrees which are applicable to the Borrower or a Subsidiary, as the case may be, their respective property, activities or operations, including, the Environmental Legislation.

“August 2006 Promissory Note” means the 8% secured convertible subordinated bridge note in the amount of $2,678.68 dated August 8, 2006 and issued by the Borrower to Wayne Kauth.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Montreal are authorized or required by law to remain closed.

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Certificates” means the Representations and Warranties Certificate, the Update to the Environmental Due Diligence Questionnaire and any other certificate delivered on the date hereof in connection with entering into the Transactions.

“Company IP” means Intellectual Property that is used in and material to the business of the Borrower and any Subsidiary as currently conducted, excluding Mass Market Software.

“Control” means with respect to any Person, (a) any other Person who has the power, directly or indirectly, either to (i) vote 50% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, or (b) any other Person who is a director, officer, shareholder, member or partner who has 50% or more of the securities having ordinary voting power for the election of directors or managers (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in the preceding clause (a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in the Security Agreement.

“Comerica Bank Loan” means the Amended and Restated Loan and Security Agreement dated as of July 28, 2009 between Comerica Bank and Nexsan Technologies incorporated, as amended and/or restated and in effect from time to time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” or “US$” means the lawful currency of the United States of America.

“Employee” means any individual who renders services to the Borrower or a Subsidiary under its supervision and control, whether at full or part time, including, without limitation, any officer, manager, employee, agent, trainee or student.

“Environmental Legislation” means all applicable federal, state, provincial, municipal, regional or foreign laws, statutes, rules, regulations, by-laws, judgments, decisions, decrees, directives, standards, requirements, injunctions, awards, orders, policies, permits, notices, approvals, licenses, certificates or other authorizations of any governmental authority in effect relating to (a) the releases or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum, or any fraction thereof (“Hazardous Substance”), (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substance.

“Equipment” has the meaning specified in the Security Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means any one of the following (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Issuer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or is in endangered or critical status, within the meaning of Section 305 of ERISA.

“Event of Default” has the meaning specified in Section 4.1.

“Excluded Taxes” means (a) income or franchise taxes imposed on (or measured by) the net income or profits of the Lender by the United States of America or by any other jurisdiction under the laws of which the Lender is organized or in which its principal office or office which purchased, holds or owns the Note is located (unless such taxes are imposed solely as a result of the Lender having executed, delivered or performed its obligations or received payments under or enforced this Note or any other Transaction Document entered into in which case such Taxes shall not be treated as Excluded Taxes) (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction referred to in clause (a) above, (c) any Taxes imposed, deducted or withheld on or from any amounts payable to the Lender by reason of the Lender’s failure to comply with Section 2.5(e) or payable to the Lender at the time it changes the office which holds or owns the Note, except to the extent that the.  Lender was entitled, at the time of change of office or assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 2.5(a).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hazardous Substance” has the meaning specified in the definition of “Environmental Legislation”.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) obligations under any liquidated earn-out.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intellectual Property” or “IP” means, in any jurisdiction: (i) patents and patent rights, and the subject matter thereof; (ii) trademarks, trade names, service marks, brand names, certification marks, trade dress and other indications of origin, whether registered or not and the goodwill associated therewith; (iii) copyrights, whether registered or not, and the subject matter thereof, including computer programs, source codes, databases and the documentation therefor; (iv) trade secrets and other confidential or non-public information including inventions, formulae, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, research and development information, drawings, schematics, specifications, plans, proposals and technical data; (v) domain names, whether or not used or currently in service; (vi)industrial designs; and (vii) registrations of, and applications to register any of the foregoing, and any renewal, extension, reissue, division, continuation, continuation in part, patent of addition, re-examination, derivation or modification thereof.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) of any Person, or any loan, advance or other extension of credit or any capital contribution to any Person.

“Inventory” has the meaning specified in the Security Agreement.

“January 2006 Promissory Notes” means the 8% secured convertible subordinated promissory note dated January 27, 2006 in the amount of $2,678.68 issued by the Borrower to Wayne Kauth and the 8% secured convertible subordinated promissory note dated January 27, 2006 in the amount of $4,314.86 issued by the Borrower to Alfred Mandel.

“Lender” has the meaning specified in the preamble hereto.

“Lien” means with respect to any asset (a) any mortgage, deed of trust, lien, loan, charge, an assignment in guarantee, a security interest, a lien, a pledge, a security interest in, a hypothecation or any other charge or encumbrance on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) licenses of software, and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Mass Market Software” means software available at retail, the loss of use of which would not have a material adverse effect upon the business of the Borrower or any Subsidiary.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, financial condition, property, or results of operations of the Borrower or (b) the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lender under, any Transaction Document.

“Material Contract” means any contract, agreement, lease, commitment or other instrument, whether written or oral, to which the Borrower is a party or by which it is bound and (a) which is related to the Company IP that is owned by or exclusively licensed to the Borrower or (b) which requires the provision by the Borrower to any Person of goods or services having a fair market value in excess of US$100,000.

“Material Indebtedness” has the meaning specified in Section 4.1(e).

“Maturity Date” has the meaning specified in Section 2.1.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nexsan Canada” has the meaning specified in Section 3.2(c)(i).

“Note” has the meaning specified in the preamble hereto.

“Noteholders” means Wayne Kauth and Alfred Mandel.

“Obligations” means the outstanding principal amount of the Note and interest (and premium, if any) on the Note (including, without limitation, interest accruing at the then applicable rate provided herein after the Maturity Date and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations of the Borrowers to the Lender of every kind and description pursuant to or in connection with the Transaction Documents, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, in each case whether on account of principal, interest, premium, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Borrower pursuant to any of the Transaction Documents), and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Note.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, or government, individual or family trusts, or any agency or political subdivision thereof.

“Permitted Investments” means (a) Investments existing on the date hereof disclosed in the Representations and Warranties Certificate; (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and at the time of acquisition having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Comerica Bank and (iv) money market accounts held at Comerica Bank; and (c) ownership of the capital stock of any wholly-owned Subsidiaries in the future if the Borrower has complied with the provisions contained in Section 3.2(d).

“Permitted Liens” has the meaning specified in Section 3.2(b).

“Representations and Warranties Certificate” means the certificate executed on the date hereof by the Borrower in favor of the Lender containing additional representations and warranties made by the Borrower.

“Restated Certificate” means the fifth amended and restated certificate of incorporation of the Borrower dated March 29, 2007.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Security Agreement” means the Security Agreement executed on the date hereof by the Borrower in favor of the Lender securing the Obligations hereunder.

“Subordinated Debt” means any debt incurred by the Borrower or any of its Subsidiaries that is subordinated to payment in full of the Obligations hereunder on terms acceptable to the Lender (and identified as being such by the Borrower and the Lender).

“Subordination Agreement” means the Subordination Agreement executed on the date hereof between the Lender and Comerica Bank.

“Subsidiary” means any Person of which the Borrower has direct or indirect Control.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transaction Documents” means this Note, the Security Agreement, the Subordination Agreement, the Warrant, the Certificates and any other agreement, instrument or document (including any UCC financing statement or collateral or security document) delivered in connection herewith or therewith as such agreements, instruments and documents may be amended from time to time in accordance with the terms hereof.

“Transactions” means the issuance of this Note, the execution and delivery of the Security Agreement and the performance by the Borrower of its obligations under the Transaction Documents, the use of the proceeds of this Note and the creation, perfection and enforcement of the Liens as contemplated by the Security Agreement.

“Update to the Environmental Due Diligence Questionnaire” means an update executed on the date hereof by the Borrower in favor of the Lender, updating the Environmental Due Diligence Questionnaire executed by the Borrower in favor of the Lender on March 29, 2007.

“Warrant” means the Nexsan Corporation Warrant executed on the date hereof by the Borrower in favor of the Lender.

SECTION 1.2                                             Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Note and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2
TERMS OF PAYMENT

SECTION 2.1                                             Payment of Principal

Unless prepaid as set forth in Section 2.2 or accelerated as set forth in Section 4.1, the full principal amount of this Note (including, for purposes of clarification and without limitation, all interest thereon which has been added to the principal thereof pursuant to Section 2.3) shall be payable on September 21, 2012 (the “Maturity Date”), together with all unpaid interest thereon and all fees and other amounts due with respect thereto.

SECTION 2.2                                             Optional Prepayments

The Borrower shall have the right to prepay on any Business Day all or any portion (in an amount not less than US$100,000) of the principal amount of this Note at any time or from time to time, provided that the Borrower shall give the Lender three Business Days’ notice of the amount of each such prepayment (which notice shall be irrevocable and effective upon receipt), and, on the date specified in any such notice, the Borrower shall pay such amount, together with accrued interest thereon to the date of such prepayment, plus a premium in an amount equal to 3% of the amount being prepaid.  Notwithstanding the foregoing, the Borrower shall not be entitled to prepay using funds borrowed from any source but shall only prepay pursuant to this Section 2.2 using cash flows generated by the normal operations of itself or its Subsidiaries.

SECTION 2.3                                             Interest

(a)                                  Interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to 12%.  Interest shall accrue on a daily basis and shall be compounded monthly.  Compounded interest shall be due and payable at the same time that the principal of this Note is due and payable.

(b)                                 Anything in this Note to the contrary notwithstanding, any overdue amount of principal, interest, fees or other amounts payable under this Note shall bear interest, payable on demand, at a rate equal to 18% per annum.

(c)                                  Interest shall be computed on the basis of a 360-day year, composed of twelve 30-day months, and the actual number of days elapsed.

SECTION 2.4                                             Payments and Computations

(a)                                  The Borrower shall pre-authorize the debit of each payment hereunder not later than at 11:00 A.M.  (New York City time) on the day when due in United States dollars to the Lender in same day funds, by wire transfer to the account specified by the Lender at the time such payment is made, not later than 1:00 p.m.  New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  All payments made hereunder shall be made unconditionally, indefeasibly and in full without deduction, setoff, recoupment, counterclaim or other defense, all of which are hereby waived to the maximum extent permitted by applicable law.

(b)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

SECTION 2.5                                             Taxes

(a)                                  Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any

Indemnified Taxes or Other Taxes unless required by law; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall indemnify and accordingly reimburse the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Issuer hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts ,payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  If the Lender has actual knowledge of any Indemnified Taxes or Other Taxes that are reimbursable to the Lender by the Borrower, the Lender shall, within a reasonable period of time, provide notice to the Borrower of such occurrence; provided, however, that (i) the giving of such notice shall not be a condition to the Lender’s indemnity or reimbursement for such Indemnified Taxes or Other Taxes and (ii) failure or delay on the part of the Lender to provide such notice shall not constitute a waiver of the Lender’s right to demand indemnity and reimbursement for such Indemnified Taxes or Other Taxes.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)                                  The Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to any payments under this Note shall deliver to the Borrower, in the manner and at the time or times prescribed by applicable law, such properly completed and duly executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)                                    If the Lender receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.5, it shall pay (subject to the Lender’s right of set-off) over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.6                                             Representations and Warranties

The Borrower hereby represents and warrants to the Lender as follows:

(a)                                  The Borrower and each of the Subsidiaries (i) are duly constituted, organized and validly subsisting and in good standing (x) in the case of the Borrower, under the laws of the State of Delaware and (y) in the case of each Subsidiary, under the laws of such Subsidiary’s jurisdiction of organization (to the extent the concept of good standing is recognized in such jurisdiction), and the Borrower and each Subsidiary have the capacity, the power and are duly qualified to own or lease such Person’s assets and to carry on their respective businesses as each such Person presently does, (ii) have all requisite power and authority, and all material governmental licenses, authorizations, consents and approvals, required to own and hold their respective properties and to carry on their respective businesses as now being conducted (including without limitation, in the case of the Borrower, to enter into and perform its obligations under the Transaction Documents) and (iii) are duly qualified to do business and in good standing as a foreign Person in all jurisdictions in which the character of their respective properties or the nature of their respective businesses requires such qualification.  The Transactions are within the Borrower’s organizational powers and have been duly and validly authorized by all necessary corporate actions on its part and require no other corporate actions by it.  Each of the Transaction Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, winding up, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                                 No recording, order, authorization, consent, license, registration, approval, exemption, filing, notice or other similar action by or with any governmental body, governmental official or other regulatory authority is or will be necessary

(i) to permit the execution, delivery and performance by the Borrower of its obligations under the Transaction Documents in accordance with the terms thereof, (ii) for the legality, validity, binding effect or enforceability of the Transaction Documents, (iii) to enable the Lender to enforce its rights and remedies under the Transaction Documents, or (iv) to create and perfect the Lien granted under the Security Agreement on the Collateral, except for such as have been obtained or made and are in full force and effect (copies of which have been delivered by the Borrower to the Lender) and except for filings necessary to perfect Liens created pursuant to the Security Agreement.

(c)                                  Neither the execution or delivery of the Transaction Documents nor the performance by the Borrower of any of its obligations under the Transaction Documents will be in conflict, contravene, breach or result in any default under the Restated Certificate, by-laws, or other organizational documents of the Borrower or, upon receipt of the consents from the Noteholders, under any mortgage, lease, material agreement, other material legally binding instrument, license, permit, statute, regulation, order, judgment, decree or law to which the Borrower is a party or by which the Borrower may be bound or be subject or result in or require the creation or imposition of any Lien (other than in favor of the Lender pursuant to the Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by it.  Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.  The Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves.  No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes.

(d)                                 No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.  87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.  87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$100,000 the fair market value of the assets of all such underfunded Plans.

(e)                                  Immediately after the issuance of this Note, (i) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the date hereof.

(f)                                    The provisions of the Security Agreement create legal and valid Liens on all the Collateral in favor of the Lender and such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the Borrower or any Subsidiary and all third parties, and having priority over all other Liens on the Collateral except in the case of Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Lender pursuant to any applicable law or agreement.

(g)                                 Neither the Borrower nor any Subsidiary is engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Note will be used to purchase or carry any such margin stock nor to extend credit to others for the purpose of purchasing or carrying margin stock.

(h)                                 The representations and warranties set forth on the (i) the Representations and Warranties Certificate and (ii) the Update to the Environmental Due Diligence Questionnaire, each delivered on the date hereof, are true, complete and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date).  No representation or warranty by the Borrower in this Note, the Security Agreement or in any Certificate contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading.  Except as otherwise provided or disclosed herein or in disclosure schedules, the Borrower is not aware of any fact about the Borrower which might cause a Material Adverse Effect.

ARTICLE 3
COVENANTS

SECTION 3.1                                             Affirmative Covenants

Until the Obligations shall have been paid in full, the Borrower will perform and observe the following affirmative covenants unless the Lender shall otherwise agree in writing:

(a)                                  Reporting.  The Borrower will furnish to the Lender, at the Borrower’s expense, on behalf of itself and each of its Subsidiaries, copies of all documents delivered pursuant to the Comerica Bank Loan and delivered to any other material lender simultaneously with the delivery of such documents to such lender, and to the extent not already so provided a copy of the following documents:

(i)                                     as soon as available, and in any event within one hundred and eighty (180) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending June 30, 2009, a copy of the annual audit report of Borrower and the Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets, statements of operations, statements of preferred stock, stockholders’ deficit and comprehensive income (loss) statements of cash flows as at the end of such fiscal year and for the twelve (12) month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by an independent registered public accounting firm of recognized standing acceptable to the Lender, to the effect that such report has been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Borrower and the Subsidiaries as of such date, without any qualification or exception;

(ii)                                  as soon as available, and in any event within thirty (30) days after the end of each fiscal month of the Borrower (including the last month of each fiscal year of the Borrower), a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets, statements of income, statements of retained earnings, statements of changes in financial position, and cash flows, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)                               concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Borrower (x) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (y) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.1(a)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(iv)                              as soon as available, but in any event not more than 30 days prior to the end of each fiscal year of the Borrower, an annual operations and capital expenditure budget;

(v)                                 as soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or specific report, registration statement, or prospectus filed by Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

(vi)                              promptly upon receipt thereof, a copy of any notice, letter or other document informing the Borrower of any government investigation or contestation or any material litigation commenced or threatened against the Borrower, other than actions with respect to non payment of accounts receivable incurred in the ordinary course of business;

(vii)                           promptly upon receipt, a copy of any notice, letter or other document advising the Borrower of any material violation of any law, regulation, policy or other requirement of any authority, or the occurrence of any event of default pursuant to a contract to which the Borrower is a party;

(viii)                        as soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto,

(ix)                                promptly upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

(x)                                   concurrently with the dispatch or receipt of the same to or from Comerica Bank under or in connection with the Comerica Bank Loan or to or from any Noteholder under or in connection with the August 2006 Promissory Note and the January 2006 Promissory Notes, as the case may be, copies of all written communications dispatched to or received from such Person (including, without limitation, in the case of the Comerica Bank Loan, copies of all amendments and extensions with respect thereto); and

(xi)                                within a reasonable delay, depending on the circumstances, any other document or information in Borrower’s possession regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Note as the Lender may reasonably request.

(b)                                 Compliance with Law.  The Borrower and each of its Subsidiaries shall comply with Applicable Legislation in all material respects and obtain and renew all permits, certificates, licenses, patents, trademarks and other authorizations required to conduct its business.

(c)                                  Preservation of Existence and Conduct of Business.  The Borrower will (i) preserve and maintain, and will cause each Subsidiary to take all action to preserve and maintain, its corporate existence, and (ii) take all reasonable action to preserve and maintain, and cause each Subsidiary to preserve and maintain, all of its leases, privileges, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business.

(d)                                 Maintenance of Properties.  The Borrower will maintain, and will cause each Subsidiary to maintain, its tangible assets and properties in good condition and repair, subject to ordinary wear and tear.

(e)                                  Insurance.  The Borrower and each of its Subsidiaries shall at all times maintain business interruption and liability and casualty insurance on their properties with financially sound and reputable insurers in such amounts and with such coverages, endorsements, deductibles and expiration dates as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate, as are customary in the industry for companies of established reputation engaged in the same or similar business and owning or operating similar properties and as shall be reasonably satisfactory to the Lender.

The Borrower shall also maintain adequate insurance policies covering (i) directors’ civil liability, including, without limitation, all arrears of salaries, vacations, withholdings, remittances, GST/PST and all other sums covered by director’s statutory liability, a proper error and omission coverage, without any exclusions in the case of insolvency of the Borrower, with a minimum coverage of two million Dollars and in form and substance otherwise satisfactory to the Lender.  The Borrower also shall obtain and maintain a life insurance policy on the life of Philip Black in the minimum amount of US$1,000,000, the owner and beneficiary of which shall be the Borrower, free of all Liens.

(f)                                    Taxes.  The Borrower shall pay or cause to be paid all material Taxes, assessments or governmental charges on or against it or any of its Subsidiaries or their respective properties on or prior to the time when they become due; except for any Tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP and to the extent failure to make payment during such contest would not have a Material Adverse Effect on the Borrower or such Subsidiary.

(g)                                 Maintenance of Books and Records.  The Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of their business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and Applicable Law.

(h)                                 Use of Proceeds.  The Borrower will use the proceeds of this Note solely for the replacement of capital from the repayment of the Indebtedness under the 8% secured convertible subordinated bridge note issued by the Borrower to Terrapin Partners LLC on November 2, 2006.  No portion of the proceeds shall be used for the “purpose of purchasing or carrying” any “margin stock” or “margin security” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

(i)                                     Inspection Rights.  The Borrower shall permit the Lender and its designees, during normal business hours and at reasonable intervals of time and upon reasonable notice (or if an Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and independent accountants, all at the expense of the Borrower; and (iv) make or cause to be made an independent examination and/or audit of the books and records of the Borrower.

(j)                                     Benefits to Employees in Quebec.  The Borrower agrees, for the benefit of all eligible Employees residing in Quebec who are not U.S. citizens, to:

(i)                                     contribute to the purchase of shares of the Lender at the rate of one Dollar (C$1.00) for each Dollar invested by each such Employee, up to a maximum amount of two hundred fifty Dollars (C$250.00) per employee, per year;

(ii)                                  establish a payroll deduction mechanism enabling such Employees to purchase shares in the Lender through direct payroll deductions;

(iii)                               establish a system to enable such Employees of the Borrower to benefit from provincial and federal tax advantages with respect to such Employees’ subscription for shares of the Lender; and

(iv)                              contribute to the “Fondation de la formation economique du Fond de solidarite FTQ” (Economic Training Foundation), in the amount of forty Dollars ($40.00) (plus taxes), per each such Employee, per year, such amount being payable each year within thirty (30) days of the Borrower’s financial year end.

(k)                                  ERISA Compliance and Reports.

(i)                                     Each Plan shall comply in all material respects with ERISA and the Code, except to the extent failure to comply in any instance would not have a Material Adverse Effect on the assets, business condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole.

(ii)                                  With respect to any Plan, the Borrower shall, or shall cause its Affiliates to, furnish to the Lender (i) as soon as possible and in any event within 10 days after the Borrower or any of its ERISA Affiliates know that any ERISA Event has occurred or is expected to occur, a statement of a Financial Officer of the Borrower describing such ERISA Event, including copies of any notice concerning an ERISA Event received from PBGC, a plan administrator, or from a Multiemployer Plan sponsor, and the action, if any, the Borrower or such ERISA Affiliate propose to take with respect thereto; and (ii) upon the request of the Lender, after the filing thereof, a copy of the annual report of each Pension Plan (Form 5500 or comparable form) required to be filed with the IRS and/or the Department of Labor.  Promptly after the adoption of any Pension Plan, the Borrower shall notify the Lender of such adoption.

(l)                                     Environmental Compliance.

(i)                                     The Borrower and its Subsidiaries will comply in all material respects with all applicable Environmental Laws in all jurisdictions in which any of them operates now or in the future, and the Borrower and its Subsidiaries will comply in all material respects with all such Environmental Laws that may in the future be applicable to the Borrower’s or any Subsidiary’s business, properties and assets.

(ii)                                  If the Borrower or any Subsidiary shall (i) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any Subsidiary, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging a material violation of any Environmental Law requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Substance into the environment, (iii) receive any notice from a federal, state or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of Hazardous Substance into the environment or any damages caused thereby, (iv) become aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of their Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Substance or (v) notify any governmental agency or authority regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Substance by the Borrower or any Subsidiary, the Borrower shall promptly notify the Lender thereof (together with a copy of any such notice) and of any action being or proposed to be taken with respect thereto and thereafter shall continue to furnish to the Lender all further notices, demands, reports and other information regarding the foregoing.

(m)                               Performance under Contracts.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, and perform under its contracts, where such failure to pay or perform could result in a Material Adverse Effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower.

(n)                                 Further Assurances.  At any time and from time to time the Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to effect the purposes of the undertakings set forth in this Note.

SECTION 3.2                                             Negative Covenants

Until the Obligations shall have been paid in full, the Borrower shall, unless the Lender shall otherwise consent in writing, furnish to the Lender:

(a)                                  Indebtedness.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)                                     Indebtedness created hereunder;

(ii)                                  (x) Indebtedness existing under the Comerica Bank Loan, in the case of Nexsan Technologies Incorporated and the guaranty entered into by the Borrower guaranteeing such Indebtedness, in the case of the Borrower, the principal amount of which on the date hereof is not greater than $5,000,000 (but which may be increased in accordance with the current terms thereof based on increases in the outstanding balance of the Borrower’s accounts receivable) or (y) incurred under any other loan agreement with a commercial bank replacing the Comerica Bank Loan, in each case, up to an aggregate maximum amount (including principal and interest) of six million Dollars (US$6,000,000);

(iii)                               Indebtedness under the January 2006 Promissory Notes and the August 2006 Promissory Note as in effect on the date hereof;

(iv)                              Purchase money Indebtedness incurred by the Borrower and its Subsidiaries in connection with the purchase of Equipment, up to an aggregate annual amount of one hundred and fifty thousand Dollars (US$150,000); and

(v)                                 Subordinated Debt.

(b)                                 Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (“Permitted Liens”):

(i)                                     Liens securing the Indebtedness described in clauses (ii) and (iii) and (iv) of 3.2(a);

(ii)                                  Liens in connection with licenses of software in the ordinary course of business;

(iii)                               Liens being contested actively and diligently in good faith by appropriate and timely proceedings that are dismissed, vacated or stayed within 30 days of the creation thereof, and

(iv)                              Liens incurred in connection with the extension renewal or refinancing of the Indebtedness described in clause (ii) of Section 3.2(a) provided that any extension, renewal or replacement Lien shall be limited to the liens granted to Comerica Bank on the date hereof in connection with the Comerica Bank Loan and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

(c)                                  Fundamental Changes.

(i)                                     The Borrower will not, and will not permit Nexsan Technologies Canada Inc.  (“Nexsan Canada”) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all/any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve.

(ii)                                  The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Note and businesses related thereto.

(iii)                               The Borrower will not and will not permit Nexsan Canada to cease to conduct business or their respective activities undertaken in connection therewith in the manner conducted by the Borrower on the date hereof or, without thirty days prior written notification to the Lender relocate its chief executive office or state of incorporation or change its legal name;

(iv)                              Nexsan Canada will not move its headquarters or operations outside of the province of Quebec.

(d)                                 Investments.  Directly or indirectly acquire or own, or make any Investment in or to, or permit any of its Subsidiaries to directly or indirectly acquire or own, of make any Investment in or to, any Person other than Permitted Investments, or maintain or invest any of its property with a Person, or permit any of its Subsidiaries to do so, unless such Person has entered into an account control agreement with the Lender in form and substance satisfactory to the Lender; or

suffer or permit any Subsidiary to be a party to, or be bound by any agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to the Borrower other than under the Comerica Bank Loan.

(e)                                  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.  The Borrower will not, and will not permit any of its Subsidiaries, to make any compensation arrangements with its employees or directors if those compensating arrangement have not been approved by the board of directors of the Borrower or the Compensation Committee thereof.

(f)                                    Inventory and Equipment.  Other than in the ordinary course of business, the Borrower will not, and will not permit any of its Subsidiaries to, store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of the Lender’s security interest and the Lender (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for the Lender’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment.  Other than in the ordinary course of business, the Borrower will not, and will not permit any of its Subsidiaries to, store or maintain any Inventory or Equipment at a location other than the location specified in the Representations and Warranties Certificate.

(g)                                 Compliance.  The Borrower will not, and will not permit any of its Subsidiaries to, become an “investment company” or be controlled by an “investment company”, within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of this Note for such purpose.  The Borrower will not, and will not permit any of its Subsidiaries to, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation would have a Material Adverse Effect, or a Material Adverse Effect on the Collateral.

(h)                                 Negative Pledge Agreements.  Permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provision that could restrict or invalidate the creation of a security interest in any of the Borrower’s or such Subsidiary’s property, other than under the Comerica Bank Loan, the August 2006 Promissory Note and the January 2006 Promissory Notes..

ARTICLE 4
EVENTS OF DEFAULT

SECTION 4.1                                             Events of Default

If any of the following events shall occur and be continuing (in each case, an “Event of Default”):

(a)                                  the Borrower shall fail to pay any principal or interest on this Note or any other amount payable under this agreement, when and as the same shall become due and payable, whether on the Maturity Date or at a date fixed for prepayment thereof or otherwise and such failure shall continue =remedied for a period of 15 days or more after the earlier to occur of (i) the Borrower receiving written notice of such default from the Lender or (ii) the Borrower having actual knowledge of such default;

(b)                                 any representation or warranty made by or on behalf of the Borrower or any Subsidiary in or in connection with this Note or the other Transaction Documents or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Note shall prove to have been incorrect or incorrect in any material respect when made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), in each case other than representations and warranties that are subject to a Material Adverse Effect or a materiality qualifier, in which case such representations and warranties shall prove to have been incorrect or incorrect when made when made;

(c)                                  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 3.1(a), 3.1(c) (with respect to the Borrower’s existence), 3.1(h) or 3.2;

(d)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Note (other than those specified in clause (a), (b) or (c) of this Section 4.1), any other Transaction Document or in any other agreement or undertaking entered between the Borrower and the Lender, and such failure shall continue unremedied for a period of 15 days or more after the earlier to occur of (i) the Borrower receiving written notice of such default from the Lender or (ii) the Borrower having actual knowledge of such default;

(e)                                  Any Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (irrespective of the principal amount thereof), or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness having an aggregate principal amount exceeding $10,000 (“Material Indebtedness”) or to any guaranty of Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating to

Material Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guaranty to become payable; or

(f)                                    monetary judgments or orders for the payment of money (i) in excess of an aggregate of US$50,000 (or the currency equivalent thereof) and (ii) either not covered by insurance or, if covered by insurance, not paid by such insurance shall be rendered against the Borrower or any of its Subsidiaries and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (y) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)                                 the Borrower or any of its subsidiaries shall generally not pay their debts as such debts become due, or shall admit in writing their inability to pay their debts generally; or

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)                                     the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under any applicable bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(j)                                     any material provision of this Note shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall deny any further obligation or liability under this Note; or

(k)                                  it is or will become unlawful for the Borrower to fulfill or comply with any obligation under this Note;

then, and in any such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 4.1), the Lender may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 4.1, the principal of the Note, all interest thereon and all other amounts payable under this Note shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 5
MISCELLANEOUS

SECTION 5.1                                             Amendments, Etc.

No amendment or waiver of any provision of this Note, and no consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.2                                             Expenses

The Borrower hereby agrees upon demand to pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Lender may incur in connection with the preparation, filing or recording, interpretation or administration of this Note and the other Transaction Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or in connection with the enforcement of any Obligations, the exercise, preservation or enforcement of any rights or remedies of the Lender or the satisfaction of any Obligations, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder, the Obligations, or the Transaction Documents, including, without limitation, reasonable fees and disbursements of the outside legal counsel, and expenses relating to any inspections, appraisals or examinations conducted in connection with the Note in accordance with the terms of the Transaction Documents.  The amount of all such costs, charges and expenses shall, if not paid when due, bear interest at the rate applicable to the Note.

SECTION 5.3                                             Indemnification

The Borrower shall indemnify the Lender, as well as its shareholders, directors, officers, agents, attorneys, subsidiaries and Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Transaction Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the use of the proceeds under the Note, (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

SECTION 5.4                                             Waivers; Remedies

(a)                                  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b)                                 The Borrower hereby waives presentment for payment, demand, notice of dishonor and protest of this Note.

SECTION 5.5                                             Assignment

This Agreement shall be binding upon, inure to the benefit of and be enforceable by any successor in interest to the Lender.

SECTION 5.6                                             Severability

In case any provision or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.7                                             Survival

All covenants, agreements, representations and warranties made by the Borrower in the Transaction Documents and in the certificates or other instruments delivered in connection with or pursuant to this Note or any other Transaction Document shall be considered to have been relied upon by the other parties hereto and shall survive the issuance of this Note and the execution and delivery of the other Transaction Documents, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time the Note was issued, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable hereunder is outstanding and unpaid.  The provisions of Section 5.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the principal of the Note.

SECTION 5.8                                             Judgement Currency

This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Borrower under this Note and the other Transaction Document to the Lender to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase, and transfer to New York City, Dollars in the amount originally due to the Lender with the judgment currency.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 5.8 called the “judgment currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Lender could purchase such Dollars at New York, New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered.  The Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Lender against, and to pay the Lender on demand, in Dollars, the amount (if any) by which the sum originally due to the Lender in Dollars hereunder exceeds the amount of the Dollars purchased and transferred as aforesaid.

SECTION 5.9                                             Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5.10                                      Submission to Jurisdiction

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

SECTION 5.11                                      Waiver of Trial by Jury and Consequential Damages

THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE NOTE AND THE TRANSACTION DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NEXSAN CORPORATION

By:	/s/ Gene Spies
Name: Gene Spies
Title: Chief Financial Officer

[SIGNATURE PAGE - NOTE]